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EXHIBIT 23.1

CONSENT OF PIERCY BOWLER TAYLOR & KERN

We consent to the incorporation by reference of our report dated January 30, 2006, on our audit of the financial statements of Cellcom I Corp. as of September 30, 2004 and 2003, and for the years then ended included in this annual report on Form10-KSB, in the Company's registration statement on Form S-8 (File No. 33-30985).


/s/ PIERCY BOWLER TAYLOR & KERN
-------------------------------------
Piercy Bowler Taylor & Kern
Certified Public Accountants and
Business Advisors
Las Vegas, Nevada

December 26, 2006


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